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Exhibit 5.1
Exhibit 23.2




October 14, 2002

37Point9
444 West C Street, #330
San Diego, CA 92101

To Whom It May Concern::

         You requested that I render an opinion as to the legality of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of 37Point9 (the "Company"), relating to an aggregate of 45,000,000 shares of the Company's Common Stock, $0.001 par value, said shares to be issued to various business entities and natural persons providing employment, directorial, professional and consulting services to the Company under written consulting agreements.

         As you are aware, a portion of the shares to be issued pursuant to the Registration Statement are to be issued to me for services rendered to the Company regarding work related to Company filings required under the Act. I further note that the aggregate amount of securities paid to this office for services rendered do not exceed $50,000.00.

         In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

         1. Articles of Incorporation of the Company, along with any amendments thereto.

         2.       The Company's By-Laws.

         3. The Registrant's Form 10-KSB filed on April 16, 2002 and the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002.

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37Point9
October 14, 2002
Page 2


          4. The consent of the Board of Directors agreeing to entering into various written consulting agreements for consulting and professional services, and the issuance of this Registration Statement.

         5. Proposed written agreements between the company and various business entities and natural persons providing consulting services to the issuer.

         I have also examined such corporate records, other documents, and such questions of law as I have considered necessary or appropriate for the purposes of this opinion. In all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. I have further assumed, consistent with your representations to this office, that the recipients of these securities under the Registration Statement are performing bona fide consulting services consistent with the Act and the Form S-8; that none of the services performed by the recipients shall be related to capital raising transactions; and, that none of the services rendered by the consultants and advisors directly or indirectly promote or maintains a market for the registrant's securities, as such would be contrary to Securities Act of 1933, as well as the rules and opinions of the Securities and Exchange Commission, all of which we have discussed.

         Based on the foregoing, and in reliance thereon, it is my opinion that all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Shares pursuant to the Consulting Agreements covered by the Form S-8, and that the Shares being registered pursuant to the Registration Statement, when issued and earned under the Consulting Agreements, will be duly authorized, validly issued, fully paid and non- assessable.

         This opinion is expressly limited in scope to the securities described herein and which are to be expressly covered by the Registration Statement, and does not cover any subsequent issuances of any securities made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new registration statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a new or revised opinion concerning the legality of the securities to be issued.

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37Point9
October 14, 2002
Page 3


         Further, insofar as this opinion refers to the corporate laws of the State of Nevada, and the securities laws, rules and regulations of the United States, I express no opinion with respect to the laws, regulations or rules of any other jurisdiction.

         I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

     This opinion is based upon my knowledge of the law and facts as of the date hereof and I assume no duty to communicate with you with regard to any matter which may hereafter come to my attention.

Very truly yours,

MAILANDER LAW OFFICE, APC


Tad Mailander